FOR IMMEDIATE RELEASE
Contacts:	Ewen R. Cameron, President & CEO telt@teltronics.com 941.753.5000	IDEAS THAT COMMUNICATE 941.753.5000 941.751.7724 (Fax) 2150 Whitfield Industrial Way Sarasota, FL 34243-4046

TELTRONICS ANNOUNCES SECOND QUARTER RESULTS
Net Loss decreases by 78% for the Second Quarter

SARASOTA, FL., August 17, 2004 - Teltronics, Inc. (OTCBB: TELT.OB) today announced its financial results for the three months and six months ended June 30, 2004.

Sales for the three months ended June 30, 2004 were $12.14 million, as compared to $12.97 million reported for the same period in 2003. Sales for the six months ended June 30, 2004 were $23.45 million, as compared to $24.55 million reported for the same period in 2003. Gross profit margin for the three months ended June 30, 2004 was 37.1%, as compared to 38.0% for the same period in 2003. Gross profit margin for the six months ended June 30, 2004 was 40.8%, as compared to 39.3% for the same period in 2003. Excluding affects of the provision for slow moving inventories, the gross profit margin for the three months and six months ended June 30, 2004 would have been 38.1% and 41.3%, respectively.

Operating expenses for the three months ended June 30, 2004 were $4.30 million, as compared to $5.95 million for the same period in 2003. Operating expenses for the six months ended June 30, 2004 were $9.00 million, as compared to $11.08 million for the same period in 2003. The net loss for the three months ended June 30, 2004 was $303,000 or $0.06 per diluted share, as compared to a net loss of $1.41 million or $0.24 per diluted share, for the same period in 2003. The net loss for the six months ended June 30, 2004 was $369,000 or $0.09 per diluted share, as compared to a net loss of $2.20 million or $0.38 for the same period in 2003. The net loss available to common shareholders for the three months ended June 30, 2004 was $459,000, as compared to a net loss of $1.56 million for the same period in 2003. The net loss available to common shareholders for the six months ended June 30, 2004 was $680,000, as compared to a net loss of $2.50 million for the same period in 2003.

"We are obviously pleased that our cost containment is having an effect, and that we have returned to profitability at the operational level," stated Ewen Cameron, President and CEO. "We are also pleased to inform you that we have concluded an agreement with Harris that involves selling the 20-20 Patents back to Harris in exchange for forgiveness of all the outstanding principal and interest owed through June 30th. In so doing we are no longer in default and we have reclassified the Harris debt as long-term. The gain from this sale will be realized in the third quarter results."

About Teltronics Inc.

Teltronics, Inc. is dedicated to excellence in the design, development, and assembly of electronics equipment and software to enhance the performance of telecommunications networks. The Company manufactures telephone switching systems and software for small-to-large size businesses, government, and 911 public safety communications centers. Teltronics provides remote maintenance hardware and software solutions to help large organizations and regional telephone companies effectively monitor and maintain their telecommunications systems. The Company also serves as an electronic contract-manufacturing partner to customers in the U.S. and overseas. Further information regarding Teltronics can be found at their web site, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," or words of similar import. Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(Tables Below)

TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2004 (Unaudited)	December 31, 2003
Current assets:
Cash and cash equivalents	$ 393,275	$ 146,277
Accounts receivable, net of allowance for doubtful accounts
of $386,450 at June 30, 2004 and $266,106 at
December 31, 2003	7,830,434	3,560,936
Costs and estimated earnings in excess of billings on
uncompleted contracts	160,417	539,663
Inventories, net	4,453,484	5,491,472
Prepaid expenses and other current assets	640,724	433,955

Total current assets	13,478,334	10,172,303
Property and equipment, net	4,484,282	5,469,801
Goodwill	241,371	241,371
Other intangible assets, net	576,063	192,835
Other assets	301,536	243,294

Total assets	$19,081,586	$16,319,604

TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS — Continued

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

	June 30, 2004 (Unaudited)	December 31, 2003
Current liabilities:
Current portion of long-term debt, including notes
payable in default	$ 3,581,089	$ 11,225,868
Current portion of capital lease obligations	25,207	24,163
Accounts payable	8,627,334	5,609,512
Billings in excess of costs and estimated earnings
on uncompleted contracts	149,475	469,210
Accrued expenses and other current liabilities	2,494,663	2,274,693
Deferred revenue	1,709,668	1,457,852

Total current liabilities	16,587,436	21,061,298

Long-term liabilities:
Long-term debt, net of current portion	9,083,278	1,290,685
Capital lease obligations, net of current portion	78,388	92,010

Total long-term liabilities	9,161,666	1,382,695

Commitments and contingencies
Shareholders' deficiency:
Common stock, $.001 par value, 40,000,000 shares
authorized, 7,841,539 and 7,729,736 issued and
outstanding at June 30, 2004 and December 31, 2003,
respectively	7,842	7,730
Non-voting common stock, $.001 par value, 5,000,000
shares authorized, zero shares issued and outstanding	--	--
Preferred Series A stock, $.001 par value, 100,000 shares
authorized, 100,000 shares issued and outstanding	100	100
Preferred Series B Convertible stock, $.001 par value,
25,000 shares authorized, 12,625 shares issued and
outstanding	13	13
Preferred Series C Convertible stock, $.001 par value,
50,000 shares authorized, 40,000 shares issued and
outstanding	40	40
Additional paid-in capital	24,299,826	24,169,538
Accumulated other comprehensive loss	(36,262)	(42,485)
Accumulated deficit	(30,939,075)	(30,259,325)

Total shareholders' deficiency	(6,667,516)	(6,124,389)

Total liabilities and shareholders' deficiency	$ 19,081,586	$ 16,319,604

TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net sales
Product sales and installation	$ 9,627,899	$ 10,628,422	$ 18,421,830	$ 19,835,501
Maintenance and service	2,516,415	2,340,817	5,029,614	4,714,244

	12,144,314	12,969,239	23,451,444	24,549,745
Cost of goods sold	7,634,954	8,039,172	13,873,179	14,912,758

Gross profit	4,509,360	4,930,067	9,578,265	9,636,987

Operating expenses:
General and administrative	1,189,362	1,543,271	2,702,999	3,052,422
Sales and marketing	2,040,870	2,521,233	4,127,839	4,689,232
Research and development	773,295	1,565,027	1,585,295	2,689,414
Depreciation and amortization	294,384	323,466	578,904	647,321

	4,297,911	5,952,997	8,995,037	11,078,389

Income (loss) from operations	211,449	(1,022,930)	583,228	(1,441,402)

Other income (expense):
Interest	(419,197)	(297,916)	(830,943)	(596,282)
Financing	(95,479)	(84,798)	(117,754)	(163,398)
Other	2,293	926	(417)	5,801

	(512,383)	(381,788)	(949,114)	(753,879)

Loss before income taxes	(300,934)	(1,404,718)	(365,886)	(2,195,281)
Provision for income taxes	1,698	3,900	3,396	7,800

Net loss	(302,632)	(1,408,618)	(369,282)	(2,203,081)
Dividends on Preferred Series
B and C Convertible stock	156,813	150,500	310,468	301,000

Net loss available to
common shareholders	$ (459,445)	$ (1,559,118)	$ (679,750)	$ (2,504,081)

Net loss per share:
Basic and Diluted	$ (0.06)	$ (0.24)	$ (0.09)	$ (0.38)

Weighted average shares outstanding	7,838,686	6,514,821	7,817,178	6,598,455